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FIBERMARK, INC. P.O. Box 498 • Brattleboro, Vermont 05302

P.O. Box 498 • Brattleboro, Vermont 05302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 14, 2002

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of Shareholders of FiberMark, Inc., a Delaware corporation, will be held on Tuesday, May 14, 2002, at 1:30 p.m. at Hale and Dorr, 60 State Street, Boston, Massachusetts, for the following purposes:

  1.
  To elect nine directors to serve for the ensuing year and until their successors are elected and qualified.

  2.
  To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has established the close of business on March 20, 2002, as the record date for the determination of those shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the proxy in the enclosed reply envelope. Even if you have given your proxy, you may still vote in person if you attend the meeting. If shares are not held in your name, you must obtain a proxy issued in your name from the record holder if you plan to vote at the meeting.

                      By Order of the Board of Directors

                              Peter B. Tarr
                              Secretary and General Counsel

Brattleboro, Vermont
March 21, 2002

FIBERMARK, INC.

P.O. Box 498 • Brattleboro, Vermont 05302

PROXY STATEMENT

May 14, 2002

TABLE OF CONTENTS

Information Concerning Solicitation and Voting
Proposal 1—Election of Directors
Proposal 2—Ratification of Selection of Independent Auditors
Security Ownership of Certain Beneficial Owners and Management
Executive Compensation and Other Information
Certain Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Other Matters
Appendix A

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors of FiberMark, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders to be held on May 14, 2002, at 1:30 p.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes outlined in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts. We intend to mail this proxy statement and accompanying proxy card on or about April 12, 2002, to all shareholders entitled to vote at the Annual Meeting.

Solicitation

        FiberMark will bear the entire cost of solicitation of proxies including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional information to be furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others, which they will then forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by personal solicitation by our directors, executive officers, or other employees. No additional compensation will be paid to our directors, executive officers, or other employees for such services.

Voting Rights and Outstanding Shares

        Our Board of Directors has fixed the close of business on March 20, 2002, as the record date for determining those stockholders entitled to vote at the Annual Meeting. Only holders of record of our common stock at the close of business on March 20, 2002, will be entitled to notice of and to vote at the Annual Meeting. As of our record date, we had 6,903,458 shares of common stock outstanding and entitled to vote.

        The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting is required for the ratification of the selection of independent auditors.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes on each proposal to be voted upon at the meeting. Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with our Secretary at our corporate office, P.O. Box 498, Brattleboro, Vermont 05302, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Shareholder Proposals

        Under Section 5(b) of our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), proposals by our shareholders must be given in writing to the Secretary in a timely manner. Timely proposals must be received at our corporate offices not less than one hundred twenty (120) calendar days before our proxy statement is released to shareholders in connection with the current year's annual meeting of shareholders. We did not receive any timely proposals for the Annual Meeting. Proposals for the 2003 Annual Meeting of Shareholders must be received at our corporate offices no later than December 11, 2002.

Shareholder Nomination of Directors

        Under Section 5(c) of our bylaws, nominations for election to the Board of Directors by our shareholders must be made in accordance with the requirements of the bylaws. We did not receive any timely nominations for the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

        There are nine nominees for our Board of Directors positions. Each director will hold office until the next annual meeting of shareholders or until a successor is elected and has qualified, or until such director's earlier death, resignation, or removal. The terms "Board of Directors" or "Board" may be used interchangeably throughout this proxy statement and refer to FiberMark's Board of Directors.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Nominees

        Alex Kwader, age 59, has been chairman of the Board of FiberMark since February 2002, in addition to serving as chief executive officer and a director of FiberMark since 1991. He also served as president until January 2002. He has been employed by the company and its predecessor, Boise Cascade Corp. (BCC), a diviersified paper product company, since 1970. He served as senior vice president of the company from March 1990 to August 1991 and as vice president from the company's inception in June 1989 until March 1990. From 1970 until June 1989, Mr. Kwader was employed by BCC, in various managerial positions. He was general manager of the Pressboard Products Division from 1986 until June 1989. From 1980 to 1985, he served as General Manager of the Latex Fiber Products Division of BCC. Mr. Kwader holds a B.S. in Mechanical Engineering from the University of Massachusetts and a M.S. from Carnegie Mellon University and attended the Harvard Business School Executive Program.

        Brian C. Kerester, age 43, has been a director since May 1996 and serves as a member of the Audit Committee. Mr. Kerester has been an independent consultant working with start-up technology-based companies since August 2001. From March 2000 to June 2001, Mr. Kerester was chief financial officer for Collabria, Inc. a supply chain software company for the printing industry. From 1996 through 1999, Mr. Kerester held various positions at Distribution Dynamics, Inc. (DDI), a distributor of C class components to manufacturers, including chief financial officer and executive vice president of development. From 1988 to 1996, Mr. Kerester held a variety of positions, including operating affiliate and partner at McCown De Leeuw & Co., a private equity firm. Mr. Kerester previously worked with The First Boston Corporation in the Venture Capital Group from 1984 through 1986, and Bankers Trust Company in the World Corporate Department from 1981 to 1984. He holds a B.S. in Economics from The Wharton School, University of Pennsylvania and an M.B.A. from Columbia Business School.

        Marion A. Keyes, IV, age 63, has been a director since August 1997, and serves as a member of the Executive Committee. Mr. Keyes has served both as senior vice president, Technology, Business Development and Planning at Emerson Process Management and as president of Rosemount Analytical, Inc., subsidiaries of Emerson Electric, a manufacturer and marketer of electronic and electrical products, since December 1993. Mr. Keyes received a B.S. in Chemical Engineering from Stanford University, an M.S. in Electrical Engineering from the University of Illinois and an M.B.A. from Baldwin Wallace College.

        Glenn S. McKenzie, age 49, has been a director since May 1999, and previously served as a director from January 1994 to May 1998. Mr. McKenzie serves as a member of the Audit Committee. Since October 1991, he has been president of Alpha Investments, Inc., a management consulting firm.

He currently serves as a director of Young America Corporation and Therma-Tru Holding, Inc. Mr. McKenzie holds a B.A. in Economics and an M.B.A. from the University of North Carolina.

        A. Duncan Middleton, age 55, joined FiberMark and assumed his role as president on January 14, 2002, and was elected as a director in February 2002. Most recently, he was senior vice president for Ahlstrom FiberComposites in Windsor Locks, Connecticut. He previously held the roles of president and senior vice president in the nonwovens business of its predecessor, Dexter Corporation, gaining significant international experience in the U.S., Belgium, Scotland, and Scandinavia. Earlier with Dexter, he held the positions of director—business development, director—operations planning, and financial director—Europe. Mr. Middleton received a Higher National Diploma in Business Studies from Scottish College of Commerce, and is qualified as a Cost and Management Accountant (CIMA).

        Jon H. Miller, age 64, has been a director since our inception in June 1989. He serves as a member of the Executive Committee and also chairs the Compensation Committee of the Board of Directors. Mr. Miller was president and chief operating officer of Boise Cascade Corp. (BCC), from 1978 until his retirement in 1990. He is also chairman of the Board for IDACORP, Inc., and a director of Idaho Power Company. Mr. Miller received a B.A. in Economics and an M.B.A. from Stanford University.

        K. Peter Norrie, age 62, has served as chairman of the Board of Directors from June 1989 to February 2002 and served as chief executive officer from our inception as an independent company in June 1989 to November 1990. He is also a member of the Compensation Committee and serves as chair of the Executive Committee of the Board of Directors. Mr. Norrie is currently the president of Parma Laboratories, Inc. and has served in such capacity since 1992. From 1976 until June 1980, Mr. Norrie was senior vice president and general manager of the Paper Group of Boise Cascade Corp. (BCC). From 1964 to 1976 he was employed by BCC in various management positions, including vice president and general sales manager of the White Paper Division of the Paper Group. Mr. Norrie received a B.S. in Civil Engineering from Gonzaga University and an M.B.A. from Harvard University.

        Elmar B. Schulte, age 60, has been a director since May 1998, and serves as a member of the Compensation Committee. Dr. Schulte founded and has been a managing general partner of Dr. Schulte Vermoegensverwaltungs-KG since 1981 and is a private investor. He currently serves as director of KAIROS Real Estate Inc., (Montreal, Québec), a land developer. Dr. Schulte received his Diploma in Business and Ph.D. in Economics from the University of Muenster, Germany and an M.B.A. from INSEAD European Institute of Business Administration, Fontainebleau, France.

        Edward P. Swain, Jr., age 66, has been a director since February 1998 and serves as chair of the Audit Committee. Mr. Swain recently retired as president of P T Holdings Corporation, having been president and chief executive officer of Port Townsend Paper Corporation from January 1992 until December of 1997. Additionally, he served as acting president and CEO of that company starting in August 1991. Previously, Mr. Swain was a partner in a major Seattle law firm, assistant general counsel of BCC, and president of a venture capital firm. He currently serves as chairman of the Finance Committee and member of the Executive Committee of the Board Trustees of the Museum of Flight in Seattle, Washington. He is an advisory board member of Interactive Financial Services Group, Inc., the holding company for an Internet bank. Previous directorships included Orbanco Financial Services Corporation, Northwest Acceptance Corporation, and the Oregon Bank. Mr. Swain received his B.A. from Williams College and a LL.B. from Harvard Law School.

        There are no family relationships among any of our directors or executive officers.

Board Committees and Meetings

        During the fiscal year ended December 31, 2001, the Board of Directors held four meetings. The Board has an Audit Committee, a Compensation Committee and an Executive Committee.

        The Audit Committee reviews the results and scope of the annual audit and other services provided by the independent auditors, discusses the financial statements with the auditors and management and recommends to the Board the independent auditors to be retained. It also receives and considers the accountants' comments as to controls and adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three directors: Messrs. Swain (chair), Kerester, and McKenzie. The Audit Committee met six times during 2001.

        The Compensation Committee makes recommendations concerning executive salaries, incentive compensation, and benefit plans, awards stock options to employees under our stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three directors: Messrs. Miller (chair), Norrie and Schulte. The Compensation Committee met two times during 2001.

        The Executive Committee is authorized to act on behalf of the Board, except for matters expressly reserved for board action by law or our by-laws. Composed of Messrs. Norrie (chair), Keyes, Miller and Kwader, the Executive Committee met once during 2001.

        During the fiscal year ended December 31, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served during the period for which he was a director or committee member.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. KPMG has audited our financial statements since May 1996.

        Shareholder ratification of the selection of KPMG as our independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditing firm at any time during the year if they determine that such a change would be in the best interests of FiberMark and its shareholders.

        The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of January 25, 2002, by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table employed by us in that capacity on January 25, 2002; (iii) all FiberMark executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total(2)
Dimensional Fund Advisors(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	601,185	8.7%
Heartland Advisors, Inc.(3) 789 North Water Street Milwaukee, WI 53202	517,550	7.5%
Investment Counselors of Maryland(3) 803 Cathedral Street Baltimore, MD 21201-5297	492,000	7.1%
Benson Associates L.L.C.(3) 111 S.W. Fifth Avenue, Suite 2130 Portland, OR 97204	369,650	5.4%
Thompson, Plumb & Associates(3) 1200 John Q. Hammon Building, 5th floor Madison, WI 53717-1907	346,000	5.0%
Alex Kwader, Chairman of the Board and Chief Executive Officer(4)	233,717	3.3%
A. Duncan Middleton, President and Director	2,000	*
Brian C. Kerester, Director(5)	31,253	*
Marion A. Keyes IV, Director(6)	25,500	*
Glenn S. McKenzie, Director(7)	23,500	*
Jon H. Miller, Director(8)	19,500	*
K. Peter Norrie, Director(9)	51,537	*
Elmar B. Schulte, Director(10)	14,500	*
Edward P. Swain, Jr., Director(11)	25,600	*
Bruce Moore, Vice President and Chief Financial Officer(12)	166,526	2.4%
Walter M. Haegler, Vice President & General Manager(13)	22,200	*
David R. Kruft, Vice President & General Manager(14)	39,851	*
David E. Rousse, Vice President & General Manager(15)	40,351	*
Robert O. Stein, Vice President & General Manager(16)	5,700	*
Directors, executive officers and general managers as a group (14 persons)	701,735	9.4%

*
Represents holdings of less than 1%.

1.
This table is based upon information supplied by executive officers, directors, principal shareholders, our stock surveillance firm, and Schedules 13D and 13G, if any, filed with the Commission as of January 25, 2002. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

2.
Applicable percentages of ownership are based on 6,903,458 outstanding shares of our common stock on January 25, 2002, adjusted as required by rules promulgated by the Commission.

3.
Based on the number of shares owned by each entity as of February 28, 2002.

4.
Includes 227,348 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

5.
Includes 27,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

6.
Includes 25,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

7.
Includes 1,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

8.
Includes 19,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

9.
Includes 27,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

10.
Includes 4,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

11.
Includes 25,500 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

12.
Includes 114,150 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

13.
Includes 22,200 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

14.
Includes 39,851 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

15.
Includes 40,351 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

16.
Includes 4,700 shares subject to options that are currently exercisable or will become exercisable within 60 days of January 25, 2002.

EXECUTIVE AND OTHER INFORMATION

Compensation of Directors

        We have a policy of paying the chairman of the Board of Directors and directors who are not full-time employees a quarterly fee of $2,500 for service on the Board. Additionally, each director receives $1,500 for each meeting attended in person. If a director participates in a Board meeting telephonically, then he receives a fee of $500. A director receives a fee of $1,000 for each committee meeting of the Board of Directors attended. If a director participates in the committee meeting telephonically, the director receives a fee of $500, and if the committee meeting is held in conjunction with a Board meeting, the director receives $750.

        In 2001 Mr. Norrie received an aggregate of $96,000 in compensation from FiberMark. Mr. Norrie's compensation includes $24,000 in fees for general Board service and committee meetings attended, in accordance with the compensation policy described above, and $72,000 for his services as chairman of the board.

        For Board meetings held during the fiscal year ended December 31, 2001, the total compensation paid to all non-employee directors was $248,750. All of the non-employee directors are reimbursed for their travel expenses associated with their attendance at each Board and committee meeting.

        On May 16, 1994, we adopted a Non-Employee Directors Stock Option Plan and reserved a total of 75,000 shares of our common stock for issuance under this plan. Each non-employee director serving on our Board at the time this plan was adopted was granted an option to purchase 7,500 shares of common stock at the then current market price, vesting 20% on the grant date and 20% per year commencing on the first anniversary of the grant date. Subsequent to this initial grant, new directors are granted an option to purchase 7,500 shares of common stock at the market price existing on the grant date and vesting at the rate of 20% per year commencing on the first anniversary of the grant date. On May 9, 1996, this plan was amended to reserve an additional 150,000 shares of common stock for issuance pursuant to the grant of options under the plan. At the time of this amendment, each director was granted an option to purchase 15,000 shares of common stock at the then current market price, vesting eight years from the grant date, with accelerated vesting if our common stock reached certain price levels over a period of time. As of December 31, 2001, 24,750 shares of common stock were available for future grants under this plan.

        On May 5, 1998, we adopted the 1998 Amended and Restated Non-Employee Directors Stock Option Plan and reserved a total of 200,000 shares of common stock for issuance under this plan. Each non-employee director in service at that time was granted an option to purchase 7,500 shares of common stock at the then current market price, vesting at the rate of 20% per year commencing on the first anniversary of the grant date. Additionally, each non-employee director in service at that time was granted an option to purchase 15,000 shares of common stock at the then current market price, vesting eight years from the grant date with accelerated vesting if our common stock reaches certain price levels over a period of time. As of December 31, 2001, 53,000 shares of common stock were available to be granted under this plan.

Summary of Compensation of Executive Officers

        The following table shows for the fiscal years ended December 31, 1999, 2000 and 2001, compensation awarded, paid to, or earned by our chief executive officer and each of the four most highly compensated executive officers other than our chief executive officer (the "Named Executive Officers"):

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					All Other Compensation(2)($)
	Year	Salary($)	Bonus($)	Options(1)(#)
Alex Kwader Chairman and Chief Executive Officer	2001 2000 1999	481,266 425,016 408,762	— 161,506 233,759	— — 27,000	30,664 39,137 36,838
Bruce Moore Vice President and Chief Financial Officer	2001 2000 1999	262,500 235,002 215,010	— 68,400 90,753	— — 15,000	17,420 23,602 22,520
Walter M. Haegler Vice President and General Manager	2001 2000 1999	225,213 207,931 218,482	— 62,719 89,941	— — 39,000	9,832 848 879
David R. Kruft Vice President and General Manager	2001 2000 1999	227,010 209,016 196,266	— 60,425 82,507	— — 15,000	18,029 20,384 19,998
David E. Rousse Vice President and General Manager	2001 2000 1999	195,000 192,504 180,762	— 55,575 76,319	— — 15,000	17,847 20,508 20,955
Robert O. Stein Vice President and General Manager	2001 2000 1999	183,586 154,632 145,632	— 44,747 44,368	— — 8,000	14,396 14,109 13,357

1.
The awards consist of stock option grants under the 1997 Stock Option Plan. These options vest in installments of 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter, unless accelerated by the Compensation Committee of the Board of Directors.

2.
Consists of our matching and discretionary payments under our Savings and Supplemental Retirement Plans ("401(k) plans"). The matching payments under these plans to each of Messrs. Kwader, Moore, Kruft, Rousse and Stein in 2001 were $5,100. Discretionary payments under these plans to Messrs. Kwader, Moore, Kruft, Rousse and Stein in 2001 were $5,970, $3,357, $2,573, $2,256 and $1,810 respectively. The value of other perquisites each of the Named Executive Officers received represented less than 10% of the aggregate salary and bonus earned by them.

Option Grants in the Last Fiscal Year

Individual Option Grants

					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)(2)	Expiration Date
					5%($)	10%($)
Robert O. Stein	39,500	66.39	9.99	8/14/01	248,060	628,840

1.
Includes an August 14, 2001, stock option grant under the 1997 Plan. This option grant vests at the rate of 20% upon the one-year anniversary of the grant date and 20% upon each anniversary of the grant date thereafter, unless accelerated by the Compensation Committee of the Board of Directors. In the event of a merger or change of control, as defined in the 1997 Plan, if the surviving company shall refuse to assume the options or substitute similar options for those outstanding options under the 1997 Plan, the options shall become immediately exercisable and shall terminate if not exercised prior to such event. Options expire 90 days after an optionee's employment with the company is terminated for any reason, unless the termination is by reason of the optionee's death, disability, or retirement. The options expire 10 years from the grant date. As of December 31, 2001, none of the options granted in the last fiscal year had vested. No option grants were made to the other Named Executive Officers during 2001.

2.
Represents the closing market price of the company's Common stock on the day immediately preceding the grant date.

3.
The potential realizable value is based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant, which was $9.99, appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Aggregated Options in Last Fiscal Year and Fiscal Year End Option Values

        The following table shows, as of December 31, 2001, information regarding unexercised stock options held by the Named Executive Officers.

			Number of Securities Underlying Unexercised Options at December 31, 2001(2)
	Number of Shares Acquired on Exercise				Value of Unexercised In-the- Money Options at December 31, 2001($)(2,3)
Name		Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Alex Kwader	—	—	227,348	31,800	201,711	—
Bruce Moore	—	—	110,150	16,800	100,858	—
Walter M. Haegler	—	—	22,200	27,800	—	—
David R. Kruft	—	—	39,851	16,800	—	—
David E. Rousse	4,000	20,800	40,351	16,800	—	—
Robert O. Stein	—	—	4,700	45,300	—	—

1.
Represents the difference between the exercise price and the fair market value per share of our common stock at the date of exercise. The fair market value was the last sale price of our common stock on the date of exercise as reported on the New York Stock Exchange.

2.
The table includes options granted under the 1992 Amended and Restated Stock Option Plan, the 1994 Stock Option Plan and the 1997 Stock Option Plan as of December 31, 2001, and valued at $5.72, the closing market price of our common stock as reported on the New York Stock Exchange on December 31, 2001, the last trading day of the year.

3.
Value in this table is the aggregate amount by which the market price per share of $5.72 on December 31, 2001, exceeded the aggregate exercise prices of the options reflected.

Employment, Termination and Change-in-Control Arrangements

        The Board of Directors has adopted two severance plans:

        On December 13, 1996, the Board of Directors adopted a severance plan for executive officers and division managers for situations involving a change in control of the company (the "Change of Control Severance Plan"). Under the terms of the Change of Control Severance Plan, a participating employee will generally become entitled to receive benefits if the employee's employment is terminated by us without cause or by the employee for good reason following a change in control. Eligible employees may terminate their employment for good reason within the specified time periods of one or two years from a change in control, unless the employee's termination occurs sooner as the result of death, retirement, termination for cause, or termination other than for good reason.

        The Change of Control Severance Plan has an initial term of three (3) years and thereafter is automatically renewed for successive one (1) year terms, subject to our cancellation or amendment on or after an applicable renewal date. If benefits under the Change of Control Severance Plan would exceed those permitted under Section 280G of the Internal Revenue Code, the benefits are reduced to the largest amount within applicable limits.

        On December 13, 1996, the Board of Directors also approved severance agreements for the Named Executive Officers. The severance agreements provide the Named Executive Officers with a continuation of their base salary for 12 months, with the exception of Alex Kwader, continuation of his base salary for 24 months. The severance agreement states that if the Named Executive Officer is terminated without cause and is receiving compensation under the severance agreement, he shall not (i) intentionally divulge, reveal, furnish or make available confidential information that could materially affect our operations, profitability or reputation, (ii) participate in a business which provides for the sale of specialty paper products to individuals or corporations, without our prior written consent, or (iii) solicit any employee to terminate employment with FiberMark.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

        The Board of Directors established the Compensation Committee of the Board of Directors in May 1992 and granted it authority to (i) set compensation levels for executive officers and directors, and (ii) administer our stock option or other compensation plans. To assist the Compensation Committee in the performance of its duties, it collects information, on an informal basis, regarding executive compensation levels at similar sized companies within the paper products industry. The Compensation Committee also obtains reports from consultants surveying the compensation of executive officers employed in the paper industry in similarly sized companies. Since 1997, FiberMark has used compensation consultants to study and evaluate our compensation policies and programs. This evaluation includes benchmarking and compensation levels with those paid by other similarly sized companies to executive officers and key employees. This analysis has been provided in the past by Compensation Resources Group, and most recently by Buck Consulting and Westport Worldwide.

        Compensation for all of our employees, including executive officers, is based on the individual employee's experience and responsibilities and FiberMark's economic success. The components of executive compensation are as follows:

        Base Salary.    The Compensation Committee annually reviews the salaries of our executive officers. The general philosophy followed by the Compensation Committee in setting base salaries is to be competitive in our industry. In 2001 the Compensation Committee received a report from Buck Consulting that summarized the compensation paid to executive officers as disclosed in proxy statements of other similarly sized companies in general and in the paper industry in particular to evaluate the compensation paid to senior management. Some of these companies are in the group utilized for comparison of the performance of the price of our common stock (see "Stock Performance Comparison"). The Compensation Committee supplemented the information provided by the report with the independent knowledge of its members regarding salaries paid by other companies with similar sales that are both publicly and privately held. Utilizing this information, salaries for executive officers are set by the Compensation Committee, which targets and establishes base salaries in the middle third of the range.

        Bonus Compensation.    To provide incentive to the executive officers to achieve certain performance goals, the Compensation Committee administers a bonus program. In 1994 we adopted the Executive Bonus Plan, which provides for bonus payments of a percentage of base salary based upon the company's achievement of certain levels of earnings per share. The Executive Bonus Plan utilizes a sliding scale so that the percentage of base salary paid as bonus compensation increases as our earnings per share increase. The Executive Bonus Plan is designed to directly align the interests of the executive officers and the shareholders. The Executive Bonus Plan is subject to annual review. For details on the bonuses granted to the Named Executive Officers during 2001 see the "Summary Compensation Table."

        Stock Options.    The Compensation Committee uses stock option grants to executive officers and other key employees to provide such individuals with incentives to remain in our employ and to work to maximize the value of our stock. The Compensation Committee views stock option grants as long-term compensation intended to directly align the executives' interest with the interests of the shareholders and to focus executive officers' interest in our long-term growth. Because stock options are also used by our competitors, the Compensation Committee believes that the granting of stock options is necessary to make our compensation package competitive. The Committee grants options that generally vest over a five-year period to encourage executives to remain in our employ.

        On May 15, 1997, the Board of Directors adopted the 1997 Stock Option Plan (the "1997 Plan"), which was approved at the subsequent annual meeting of the shareholders. Under the 1997 Plan, an aggregate of 600,000 shares of common stock are reserved for issuance to key employees and executive officers. The number of shares of common stock reserved under the 1997 Plan was established based on a review by the Committee of industry averages with respect to the percentage of outstanding shares reserved for stock option plans for executive officers and other persons.

        During the year 2001, 59,500 shares were granted under the 1997 Plan. As of December 31, 2001, a total of 446,500 shares have been granted under the 1997 Plan.

        Other Benefit Programs.    In addition to the stock options, executive officers participate in other employee benefit programs including health insurance, group life insurance, and its 401(k) plans on the same basis as other employees.

        Limitation on Deductibility of Compensation Paid.    Under Section 162(m) of the Internal Revenue Code, compensation paid to certain executives in excess of $1,000,000 is not deductible. The Compensation Committee believes that at the present time, it is unlikely that the compensation paid to executive officers in a taxable year would exceed $1,000,000.

        Chief Executive Officer's 2001 Compensation.    The Compensation Committee's philosophy as to the annual compensation of Mr. Kwader, the Chief Executive Officer (CEO), has been to establish a base salary in the middle third of the range of salaries paid to the CEO's of companies in the paper industry with similar sales volumes. Additional annual incentive compensation to Mr. Kwader through the Executive Bonus Plan is based on our financial performance. We expect that Mr. Kwader's annual compensation will fluctuate, based on performance.

        Based on the Compensation Committee's review of salary ranges, Mr. Kwader's base salary is currently set at an annual level of $500,016. For the year ended December 31, 2001, Mr. Kwader did not earn any incentive compensation relative to the Executive Bonus Plan.

        The Compensation Committee's approach to the long-term compensation of the CEO is to provide for retirement through our 401(k) plans and to award stock options. As of December 31, 2001, Mr. Kwader has options for 259,148 shares, of which 227,348 were vested. The Compensation Committee believes that the stock option plans help to focus Mr. Kwader on our long-term performance.

                      Compensation Committee of the Board of Directors

                              Jon H. Miller, Chairman
                              K. Peter Norrie
                              Elmar B. Schulte

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the company's Board of Directors is composed of three members and acts under a written charter first adopted and approved in 1999 and most recently amended and restated in February 2002. A copy of the amended and restated charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the New York Stock Exchange. The Audit Committee held six meetings during the fiscal year ended December 31, 2001.

        The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2001, and discussed these financial statements with management, which is responsible for the company's internal controls and the financial reporting process. Our independent accountants are responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting principles and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting and financial personnel and the independent auditors, the following:

  •
  the plan for, and the independent auditors' report on, each audit of our financial statements;

  •
  our financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

  •
  changes in our accounting practices, principles, controls or methodologies;

  •
  significant developments or changes in accounting rules applicable to us; and

  •
  the adequacy of our internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards (SAS) 61, Communication with Audit Committees, with KPMG LLP, our independent auditors. SAS 61 requires the company's independent auditors to discuss with the Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  any disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the company which are referred to in this proxy statement under the caption "Independent Auditors Fees and Other Matters" is compatible with maintaining such auditors' independence.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001.

                      Audit Committee of the Board of Directors

                              Edward P. Swain, Chairman
                              Brian C. Kerester
                              Glenn S. McKenzie

Independent Auditors Fees and Other Matters

Audit Fees

        KPMG LLP billed the company an aggregate of $361,000 in fees for professional services rendered in connection with the audit of the company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

        KPMG LLP did not bill the company for any professional services rendered to the company and its affiliates for the fiscal year ended December 31, 2001, in connection with financial information systems design or implementation, the operation of the company's information system or the management of its local area network.

All Other Fees

        KPMG LLP also billed the company an aggregate of $284,000 for services rendered in connection with the acquisition of Rexam DSI and the related debt offering during the fiscal year ended December 31, 2001.

Stock Performance Comparison

        The following chart shows the value of an investment of $100 on December 29, 1996, in (i) FiberMark stock, (ii) the Russell 2000 Index, a published index, as weighted by market capitalization, and (iii) a custom peer group, as calculated by Media General, weighted by market capitalization. All values assume reinvestment of the full amount of all dividends.

        We believe the Russell 2000 Index is the closest broad market index representing companies with smaller market capitalization. We chose a custom peer group because existing indices do not accurately reflect our businesses. The members of FiberMark's peer group were chosen because they are specialty fiber materials producers with similar market capitalization, including Buckeye Technology, Inc., Caraustar Industries, Inc., P.H. Glatfelter Co., Lydall, Inc. and Wausau-Mosinee Paper Corp.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG FIBERMARK, INC.,
RUSSELL 2000 INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON DECEMBER 29, 1996
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

CERTAIN TRANSACTIONS

        We have entered into indemnity agreements with certain executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, executive officer, or other agent of the company, and otherwise to the full extent permitted under Delaware law and our bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of stock and other FiberMark equity securities. Executive officers, directors, and greater than 10% shareholders are required by the SEC regulation to furnish us with copies of all reports they file under Section 16(a) of the Exchange Act.

        To the best of our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, we believe that all of our directors, executive officers and 10% shareholders complied with their Section 16(a) filing obligations.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Peter B. Tarr
                      Secretary and General Counsel

Brattleboro, Vermont
March 21, 2002

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001, may be viewed on FiberMark's Web site or obtained by contacting corporate communications:

FiberMark, Inc. 161 Wellington Road P. O. Box 498 Brattleboro, VT 05302	Phone: 802 257 5974 Fax: 802 257 5900 E-mail: info@fibermark.com www.fibermark.com

Appendix A

FiberMark, Inc.

AUDIT COMMITTEE CHARTER
(As amended and restated February 20, 2002)

        WHEREAS, it is deemed to be in the best interests of the Company and its shareholders to restate and update the Charter and powers of the Audit Committee of this Company in order to better address current and emerging issues in corporate governance affecting audit committee responsibilities, it is hereby:

        RESOLVED, that an Audit Committee of this Board of Directors comprised of three or more directors as determined by the Board, each of whom shall be independent directors, as determined in accordance with the applicable rules and regulations of the New York Stock Exchange, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment, be and is hereby confirmed;

        RESOLVED FURTHER, that the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to the public or to any governmental body; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels;

        RESOLVED FURTHER, that all members of the Audit Committee shall be financially literate, as determined by the Board of Directors in the exercise of its business judgment, and have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise;

        RESOLVED FURTHER, that the Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the outside auditor, in accordance with its business judgment. The responsibilities set forth herein do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company's financial statements are complete, accurate, fairly presented, or in accordance with Generally Accepted Accounting Principles or applicable law. In exercising its business judgment, the Audit Committee shall rely on the information and advice provided by the Company's management and/or its outside auditor.

        RESOLVED FURTHER, that the Audit Committee shall have and is hereby delegated full power and authority to carry out the following responsibilities:

  (a)
  Review the qualifications of the partner(s) and manager(s) assigned to the Company's account, make recommendations to the full Board of Directors annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors. The outside auditor shall be accountable to the Audit Committee and the Board of Directors, which together shall have the ultimate authority and responsibility to nominate the outside auditor to be proposed for shareholder approval in any proxy statement, and to select, evaluate, and (where appropriate) replace the outside auditor;

  (b)
  Review the engagement of the independent auditors, including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the

    Committee deems appropriate. The Audit Committee shall ensure that it receives from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company. The Audit Committee shall engage in an active dialogue with the outside auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action in response to the written statement and dialogue to satisfy itself of the outside auditor's independence;

  (c)
  Discuss with the outside auditors the matters about which Statement on Auditing Standards No. 61 requires discussion, and otherwise have familiarity with the accounting and reporting principles and practices applied by the Company in preparing its financial statements and inquire as to the independent auditors' views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are common practices or minority practices;

  (d)
  Review with management and the independent auditors upon completion of their audit, the financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures;

  (e)
  Assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner;

  (f)
  Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs;

  (g)
  Review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period, direct the outside auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information, and to discuss promptly with the Chairman of the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards No. 61 and direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the outside auditor;

  (h)
  Review and approve all non-audit professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors;

  (i)
  Oversee that management has established and maintained processes to assure that an adequate system of internal controls is functioning within the Company;

  (j)
  Investigate, review and report to the full Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (i) the Company and (ii) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing;

  (k)
  Monitor the Company's compliance with its financial reporting policies and with applicable laws and governmental regulations in the conduct of its business;

  (l)
  Report through its Chairman to the full Board of Directors following the meetings of the Committee;

  (m)
  Annually inform the outside auditor, the Chief Financial Officer, the Controller, and the most senior other person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chairman about any significant issue or disagreement concerning the Company's accounting practices or financial statements that is not resolved to their satisfaction;

  (n)
  Meet privately at least once per year with: (i) the outside auditor; (ii) the Chief Financial Officer; (iii) the Controller; and (iv) the most senior person (if any) responsible for the internal audit activities of the Company;

  (o)
  After each change in the composition of the Audit Committee, and otherwise annually, request that the Board of Directors instruct the Company to prepare and provide to the New York Stock Exchange written confirmation of: (i) any determination by the Board of Directors concerning the independence of the Audit Committee members; (ii) the financial literacy of the Audit Committee members; (iii) the determination by the board of directors that at least one member of the Audit Committee has accounting or related management experience; and (iv) the Audit Committee's annual review of this charter.

  (p)
  Based upon the discharge of its responsibilities as set forth in this charter, and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's annual reports on Form 10-K;

  (q)
  Prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders of the Company at which directors are to be elected (or special meeting in lieu of such meeting) the audit committee report described in Item 306 of Regulation S-K;

  (r)
  Maintain minutes or other records of meetings and activities of the Committee;

  (s)
  Review and update this Charter, at least annually, as conditions dictate;

  (t)
  Perform such other functions and have such powers as may be necessary or convenient in the efficient and lawful discharge of the foregoing responsibilities; and

        RESOLVED FURTHER, that the Audit Committee shall meet at least two (2) times per year, and as many additional times as the Committee deems appropriate; and

        RESOLVED FURTHER that copies of the minutes of Audit Committee meetings are to be sent to each Committee member, members of the Board of Directors who are not members of the Audit Committee and the Secretary of the Company.

FiberMark, Inc.

P. O. Box 498, Brattleboro, Vermont 05302

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 14, 2002

Hale and Dorr LLP

60 State Street

Boston, Massachusetts

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                The undersigned hereby appoints Alex Kwader, Bruce Moore, and Peter B. Tarr, or any of them, attorneys and proxies with full power of substitution in each of them, in the name, place, and stead of the undersigned to vote as proxy all the stock of the undersigned in FiberMark, Inc.

                Please sign and date on the reverse side and mail promptly. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If you do not sign and return a proxy or attend the meeting and vote by ballot, your shares cannot be voted.

SEE REVERSE SIDE
(Continued and to be signed on other side)

Please date, sign and mail your

proxy card back as soon as possible.

Annual Meeting of Shareholders

FiberMark, Inc.

May 14, 2002

Please Detach and Mail in the Envelope Provided

A	☒	Please mark your votes as indicated in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors.	FOR ☐	WITHHELD ☐	Nominees:	Alex Kwader Brian C. Kerester Marion A. Keyes, IV Glenn S. McKenzie A. Duncan Middleton Jon H. Miller K. Peter Norrie Elmar B. Schulte Edward P. Swain, Jr.
Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below: ____________________________________________

2. Ratification of KPMG LLP as independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS.  IF YOU SIGN AND RETURN THE CARD BUT DO NOT VOTE ON ALL THESE MATTERS, THEN PROPOSALS 1 AND 2, IF UNMARKED, WILL RECEIVE “FOR” VOTES.

PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Do you plan to attend the Annual Meeting?	YES ☐	NO ☐

SIGNATURE(S)                                      DATE:                    SIGNATURE(S)                                    DATE:

Note: Please sign exactly as your name appears hereon.  When signing as attorney, executor, administrator, trustee, guardian, partner, etc., please indicate your title as such.  If shares are held by corporation, sign in full corporate name by authorized officer.  If shares are held in the name of two or more persons, all should sign.